EXHIBIT 24

POWER OF ATTORNEY for CCNE Filings

The undersigned hereby constitutes and appoints Ms. Jessica Zupich the undersigned s true and lawful attorneys-in-fact to:

(1) execute for and on behalf of the undersigned Forms 3 4 and 5 in accordance with Section 16(a) of the Securities Exchange Act of 1934 as amended (the
"Exchange Act") and the rules thereunder

(2) do and perform any and all acts for and on behalf of the undersigned which may be necessary or desirable to complete the execution of any such Form 3 4 or
5 and the timely filing of any such form with the United States Securities and
Exchange Commission and any other authority and

(3) take any other action of any type whatsoever in connection with the foregoing which in the opinion of such attorney-in-fact may be of benefit to in the best interest of or legally required by the undersigned.

The undersigned hereby grants to each such attorney-in-fact full power and authority to do and perform all and every act and thing whatsoever requisite necessary and proper to be done in the exercise of any of the rights and powers herein granted as fully to all intents and purposes as the undersigned might or could do if personally present with full power of substitution or revocation hereby ratifying and confirming all that such attorney-in-fact or such attorney-in-facts substitute or substitutes shall lawfully do or cause to be done by virtue of this power of attorney and the rights and powers herein granted.  The undersigned acknowledges that the foregoing attorneys-in-fact in serving in such capacity at the request of the undersigned are not assuming any of the undersigneds responsibilities to comply with Section 16 of the Exchange
Act.  This Power of Attorney can only be revoked by delivering a signed original
"Revocation of Power of Attorney" to the attorneys-in-fact.

IN WITNESS WHEREOF the undersigned has caused this Power of Attorney to be executed as of this 6th day of December 2021

/s/ Angela Wilcoxson
Name: Angela Wilcoxson
Title: EVP/Commercial Banking